CLOSECALL AMERICA, INC. Financial Statements Nine months ended September 30, 2004 and 2003

CloseCall America, Inc.

Financial Statements

Nine months ended September 30, 2004 and 2003

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
CloseCall America, Inc.

We have reviewed the accompanying balance sheets of CloseCall America, Inc. (the “Company”) as of September 30, 2004 and 2003 and the related statements of income, changes in shareholders’ equity, and cash flows for the nine months then ended. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with U.S. generally accepted accounting principles.

BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

December 7, 2004
MEMBER OF:	AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC CCOUNTANTS

3

CloseCall America, Inc.

Reviewed Balance Sheets

	September 30
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$1,737,613	$563,047
Restricted cash	453,505	1,031,718
Accounts receivable, less allowance of $298,727 and $327,920 in 2004 and 2003, respectively	446,064	1,820,870
Unbilled accounts receivable	2,877,365	2,238,609
Inventory	50,050	29,731
SunAmerica Investments	—	1,000,792
Prepaid expenses and other current assets	1,165,529	1,124,571
Total current assets	6,730,126	7,809,338

Property and equipment	663,010	478,679
Accumulated depreciation and amortization	(315,390)	(196,056)
	347,620	282,623

Intangible assets, net	—	5,000
Software development costs, net accumulated amortization of $74,732	248,178	—
Other assets	137,739	577,003

Total assets	$7,463,663	$8,673,964

4

	September
	2004	2003
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$3,194,658	$4,630,477
Deferred revenue	1,056,825	1,241,118
Current portion of capital leases	8,265	—
Customer deposits	120,024	99,261
Current portion of long-term debt	57,196	45,454
Total current liabilities	4,436,968	6,016,308

Long-term debt, less current portion	111,708	126,264
Capital leases, less current portion	26,011	—
Total liabilities	4,574,687	6,142,574

Shareholders’ equity:
Series A convertible preferred stock, $.10 par value; 5,500,000 shares authorized, issued and outstanding (liquidation preference of $550,000)	550,000	550,000
Series B convertible preferred stock; $.01 par value; 5,000,000 authorized, issued and outstanding (liquidation preference of $50,000)	50,000	50,000
Series C convertible preferred stock; $.01 par value; 21,000,000 shares authorized, and 13,438,682 shares issued and outstanding in 2004 and 2003 (liquidation preference of $8,063,210 in 2004 and 2003)	134,387	134,387
Common stock, $.0001 par value; 70,000,000 shares authorized; 4,326,460 shares issued and outstanding in 2004 and 2003	433	433
Due from shareholders	(100)	(100)
Additional paid-in capital	8,171,337	8,147,077
Accumulated deficit	(6,017,081)	(6,350,407)
Total shareholders’ equity	2,888,976	2,531,390
Total liabilities and shareholders’ equity	$7,463,663	$8,673,964

See accompanying notes.

5

CloseCall America, Inc.

Reviewed Statements of Income

	Nine months ended September 30
	2004	2003
Service revenues	$17,594,548	$18,670,545
Cost of revenues	9,830,799	10,286,776
Gross profit	7,763,749	8,383,769

Operating expenses:
Salaries and benefits	2,540,539	2,183,342
Depreciation and amortization	138,903	71,140
Advertising and promotion	1,587,100	2,370,219
Rent	204,197	132,272
Communications	498,197	581,400
Legal	50,198	363,659
Administrative fees	1,229,342	1,374,069
Bad debts	583,076	442,965
Other	447,169	562,398
Total operating expenses	7,278,721	8,081,464
Income from operations	485,028	302,305

Other income (expense):
Interest expense	(12,138)	(4,839)
Interest and investment income	14,725	20,485
	2,587	15,646
Net income	$487,615	$317,951

See accompanying notes.

6

CloseCall America, Inc.

Reviewed Statements of Shareholders’ Equity

	Series A convertible preferred stock	Series B convertible preferred stock	Series C convertible preferred stock	Common Stock	Due From Shareholders	Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity

Balance at December 31, 2002	$550,000	$50,000	$134,387	$433	$(100)	$8,147,077	$(6,668,358)	$2,213,439
Net income	—	—	—	—	—	—	317,951	317,951
Balance at September 30, 2003	550,000	50,000	134,387	433	(100)	8,147,077	(6,350,407)	2,531,390
Stock compensation from stock option grants	—	—	—	—	—	24,260	—	24,260
Net loss, October 1 through December 31, 2003	—	—	—	—	—	—	(154,289)	(154,289)
Net income, January 1 through September 30, 2004	—	—	—	—	—	—	487,615	487,615
Balance at September 30, 2004	$550,000	$50,000	$134,387	$433	$(100)	$8,171,337	$(6,017,081)	$2,888,976

See accompanying notes.

7

CloseCall America, Inc.

Statements of Cash Flows

	Nine months ended September 30
	2004	2003
Operating activities
Net income	$487,615	$317,951
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	138,903	71,140
Bad debts	583,076	442,965
Changes in operating assets and liabilities:
Accounts receivable	455,224	(811,489)
Unbilled accounts receivable	(865,073)	(632,988)
Inventory	(36,628)	(6,126)
Prepaid expenses and other current assets	(551,444)	(1,090,500)
Other assets	19,424
Accounts payable and accrued expenses	(698,154)	1,667,142
Deferred revenue	279,081	592,095
Customer deposits	21,238	23,609
Net cash provided by (used in) operating activities	(166,738)	573,799

Investing activities
Purchases of property and equipment	(37,704)	(151,179)
Purchase of long term assets	(64,987)	(565,490)
Purchases of available-for-sale securities	—	(1,000,792)
Change in restricted cash	406,495	(771,718)
Net cash provided by (used in) investing activities	303,804	(2,489,179)

Financing activities
Proceeds from issuance of long-term debt	—	190,000
Repayments of long-term debt	(41,227)	(1,059,574)
Payments on capital leases	(7,696)	—
Net cash (used in) financing activities	(48,923)	(869,574)
Net change in cash and cash equivalents	88,143	(2,784,954)
Cash and cash equivalents at beginning of period	1,649,470	3,348,001
Cash and cash equivalents at end of period	$1,737,613	$563,047

See accompanying notes.

8

CloseCall America, Inc.

Notes to Financial Statements

September 30, 2004

1. Organization and Summary of Significant Accounting Policies

Organization

CloseCall America, Inc. (the Company) was incorporated in Maryland on March 1, 1999. The Company provides telecommunication services to targeted businesses and consumers on community calls for which they previously paid local tolls or long-distance fees. Services include local, long-distance and wireless calling, Internet access and paging.

Risk and Uncertainties

Future results of operations involve a number of risks and uncertainties. Factors that could affect future operating results and cash flows and cause actual results to vary materially from historical results include, but are not limited to:

•	Increased price competition in local and long-distance services and overall competition within the telecommunications industry.

•	Changes in government policy, regulation and enforcement or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, changes that affect the continued availability of the unbundled network element platform of the local exchange carrier’s network.

•	Attrition in the number of end users.

•	Interruption in the Company’s network and information systems.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

9

CloseCall America, Inc.

Notes to Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

Use of Estimates (continued)

The Company uses estimates to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable and unbilled receivables to their expected net realizable value. The Company estimates the amount of the required allowance by analyzing historical bad debt trends. Actual collection experience has not varied significantly from estimates, due primarily to credit policies and collection experience.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Restricted Cash

The Company is required to maintain letters of credit collateralized by cash as additional security for the performance of obligations under certain service agreements. In addition, cash is held as collateral for a note payable to the bank for an expansion loan as disclosed in Note 4. The cash collateral is restricted and is not available for the Company’s general working capital needs. The letters expire in 2005. At September 30, 2004 and 2003, the restricted cash was $453,505 and $1,031,718, respectively.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits. The Company generally does not have a significant concentration of credit risk with respect to net trade accounts receivable, due to the large number of end users comprising the Company’s customer base.

The Company receives a substantial amount of its telecommunications services from one vendor. This vendor represented 30% and 41% of cost of revenues for the nine months ended September 30, 2004 and 2003 respectively. As of September 30, 2004 and 2003, accounts payable to this vendor was $749,684 and $1,066,961, respectively.

10

CloseCall America, Inc. Notes to Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are generally due within 30 days and collateral is not required.

Unbilled Accounts Receivable

Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

Inventory

Inventory at September 30, 2004, consists of wireless phones, parts and accessories held for resale recorded at the lower of first-in, first-out cost or market.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 years for certain computer equipment and software to 7 years for furniture and fixtures and telephone equipment.

Computer Software Development Costs

The company capitalizes computer software development costs and amortizes these costs over an estimated useful life of 5 years.

Revenue Recognition

The Company derives its revenues from local, long-distance and wireless calling, Internet access and paging. The Company recognizes revenue from these services in the period in which subscribers use the related service.

Deferred revenue represents the unearned portion of local, wireless and internet services that are billed one and two months in advance, respectively.

11

CloseCall America, Inc. Notes to Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

Advertising and Promotion

The Company’s policy is to expense the cost of advertising as incurred. Advertising and promotion includes costs related to both radio and print media, including magazines, newspapers and industry publications. Advertising and promotion expense was $1,587,100 and $2,370,219 for the nine months ended September 30, 2004 and 2003, respectively.

Income Taxes

The Company provides for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Stock-Based Compensation

The Company has one stock-based employee compensation plan, which is more fully described in Note 6. The Company records compensation expense for all stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25) and related interpretations. Under APB No. 25, compensation expense is recorded over the vesting period to the extent that the fair value of the underlying stock on the date of grant exceeds the exercise or acquisition price of the stock or stock-based award. If the Company had applied the provisions of Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (Statement 123), to stock-based employee compensation using the minimum value method rather than the intrinsic value method, the resulting stock compensation expense would have been insignificant to the reported net income (loss) for the nine months ended September 30, 2004 and 2003. The minimum value method calculates the fair value of options as the excess of the estimated fair value of the underlying stock at the date of grant over the present value of both the exercise price and the expected dividend payments, each discounted at the risk free rate, over the expected life of the option.

12

CloseCall America, Inc. Notes to Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

The Company records compensation expense for stock options granted to consultants at the fair value of the services received or the fair value of the stock options issued, whichever is more reliably measurable. For option grants for which the fair value of the stock options is more reliably measurable than the fair value of the services received, the fair value of the stock options is measured at the measurement date using the Black-Scholes option valuation model. The measurement date is the date at which a commitment for performance to earn the equity instruments is reached or the date at which the performance is complete, whichever is earlier.

2. Supplemental Disclosure of Cash Flow Information

The Company paid interest of $12,138 and $4,839 for the nine months ended September 30, 2004 and 2003, respectively. The Company has not paid any income taxes to date.

3. Shareholders’ Equity

Common Stock

The Company is authorized to issue 70,000,000 shares of common stock. Each share of common stock shall entitle the holder to one vote on all matters upon which shareholders are entitled to vote.

Preferred Stock

The Company is authorized to issue 31,500,000 shares of preferred stock.

Series A convertible preferred stock (Series A) is superior to common as to redemption, payment upon liquidation, and dividends. Dividends are not cumulative and there is a mandatory conversion to common stock upon payment of dividends aggregating the par value of the underlying stock or upon the Company filing a registration statement and the registration statement being declared effective by the Securities and Exchange Commission (SEC). The Series A holders may convert their shares at any time at the rate of one share of common stock for each share of Series A, subject to certain adjustments. Each share of Series A entitles the holder to one vote on all matters upon which the shareholders are entitled to vote.

13

CloseCall America, Inc. Notes to Financial Statements (continued)

3. Shareholders’ Equity (continued)

Preferred Stock (continued)

Series B convertible preferred stock (Series B) is on parity with Series A as to voting rights, preference on redemption and payment upon liquidation. Dividend payments for Series B are paid based on a ratio of one to every ten shares of Series A. Dividends are not cumulative. The Series B also carries a mandatory conversion to common stock upon payment of dividends aggregating the par value of the underlying stock or upon the Company filing a registration statement and the registration statement being declared effective by the SEC. The Series B holders may convert their shares at any time at the rate of one share of common stock for each share of Series B.

Series C convertible preferred stock (Series C) is on parity with Series A and B as to voting rights and preference on redemption. Dividend payments for Series C are paid based on a ratio of one to every sixty shares of Series A. Dividends are not cumulative. Upon liquidation, Series C holders will receive $0.60 per share. The Series C also carries a mandatory conversion to common stock upon the completion of an initial public offering with net proceeds in excess of $7,500,000 at a minimum offering price of $1.20 per share. The Series C holders may convert their shares at any time at the rate of one share of common stock for each share of Series C.

During 2000, in connection with the issuance of the Series C stock, 2,680,861 warrants (valued at $1,233,196) were issued to the placement agent. The stock purchase warrants issued in connection with the Series C expire the earlier of 10 years after their date of issuance or three years after the closing of an initial public offering, with an exercise price of $0.60 per share.

The Company has reserved the following shares as of September 30, 2004:

•	2,680,861 shares of Series C to be issued upon the exercise of warrants
•	2,746,676 shares of common stock to be issued upon the exercise of options granted
•	5,500,000 shares of common stock to be issued upon conversion of Series A
•	5,000,000 shares of common stock to be issued upon conversion of Series B
•	16,119,540 shares of common stock to be issued upon conversion of Series C (including outstanding Series C warrants)

14

CloseCall America, Inc. Notes to Financial Statements (continued)

4. Long Term Debt

Long term debt consists of the following:

Note payable to Bank for office expansion costs at $4,317 per month, including interest at 4.3%, and maturing April 2007; secured by cash pledged as collateral.	$126,305

Note payable to Bank for purchase of vehicle at $1,000 per month, including interest at 6%, and maturing September 2008; secured by the vehicle.	42,600
168,905
Less: Current maturities	(57,196)
$111,709

Principal maturities of long-term debt are as follows:

Nine months ending September 30,
2005	$57,196
2006	59,748
2007	40,421
2008	11,540
$168,905

15

CloseCall America, Inc. Notes to Financial Statements (continued)

5. Leases

In 2003, the company leased certain equipment under capital lease arrangements. The Company also leases a building and various equipment under noncancelable operating leases. The building lease expires in 2007 and contains options to renew for additional terms of two years at the prevailing market rate. The equipment lease expires in 2007. In the normal course of business, operating leases are generally renewed or replaced by other leases.

Property and equipment includes the following amount for leases that have been capitalized at September 30, 2004:

Computer and mailing equipment	$43,812
Less accumulated amortization	(7,824)
$35,988

Amortization of leased assets is included in depreciation and amortization expense.

Future minimum payments under noncancelable operating leases with initial terms of one year or more consist of the following for the nine months ending September 30:

	Capital Leases	Operating Leases

2005	$10,508	$336,948
2006	10,508	340,643
2007	10,508	139,729
2008	7,882	—
Total minimum lease payments	39,406	817,320

Less: Amounts representing interest	(5,131)
Less: Current portion	(7,824)
Long term capital lease obligation	$26,451

16

CloseCall America, Inc. Notes to Financial Statements (continued)

6. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets (liabilities) are as follows:

	September 30
	2004	2003
Deferred tax assets:
Allowance for bad debts	$115,368	$126,643
Charitable contributions	8,015	7,242
Net operating loss carryforward	2,190,714	2,268,939
	2,314,097	2,402,824
Deferred tax liabilities:
Depreciation of fixed assets	(79,854)	(25,936)
Total net deferred tax assets	2,234,243	2,376,888
Valuation allowance	(2,234,243)	(2,376,888)
Net deferred taxes	$—	$—

The Company has net operating loss carryforwards for income tax purposes of approximately $5,619,973 at September 30, 2004, which expire beginning in 2015. The Company’s reported income taxes in 2003 and 2002 varied from the amount calculated by applying the federal statutory income tax rate to pretax net loss due principally to the recording of a valuation allowance against the Company’s net deferred tax assets.

17

CloseCall America, Inc. Notes to Financial Statements (continued)

7. Stock Options

The Board of Directors has authorized the grant of nonqualified options to purchase up to 3,800,000 shares of common stock to eligible employees, nonemployees and directors of the Company. A summary of stock option activity and related information for the nine moths ended September 30, 2004 and 2003 is as follows:

	2004		2003
	Options	Weighted-Average Exercise Price	Options	Weighted-Average Exercise Price

Outstanding—beginning of year	2,516,676	$0.42	2,781,676	$0.39
Granted	230,000	0.59	175,000	0.75
Exercised	—	—	—	—
Forfeited	—	—	(690,000)	0.50
Outstanding—end of period	2,496,676	$0.53	2,266,676	$0.49

Exercisable at end of period	2,446,676	$0.50	1,796,676	$0.51

Weighted-average fair value of options granted during the period		$—		$—

Weighted-average remaining contractual life of outstanding options (years)		7.35		8.37

Range of exercise prices	$0.01 – $0.75

18

CloseCall America, Inc. Notes to Financial Statements (continued)

7. Stock Options (continued)

Exercise Prices	Options Outstanding	Weighted- Average Exercise Prices of Outstanding Options	Weighted- Average Remaining Contractual Life of Outstanding Options	Exercisable Options	Weighted- Average Exercise Prices of Exercisable Options

$0.01	61,676	$0.01	6.65	61,676	$0.01
0.20	375,000	0.20	8.00	375,000	0.20
0.50	1,455,000	0.50	6.74	1,455,000	0.50
0.75	605,000	0.75	7.83	555,000	0.75

The options vest over periods ranging from zero to twenty-four months. The options expire ten years from the date of issuance.

8. Contingencies

In the ordinary course of business activities, the Company may be contingently liable for litigations and claims with customers, suppliers and former employees. Management believes that adequate provisions have been recorded in the accounts where required. Although it is not possible to accurately estimate the extent of potential costs and losses, if any, management believes, but can provide no assurance, that the ultimate resolution of such contingencies would not have a material adverse effect on the financial position of the Company.

9. Subsequent Events

On October 15, 2004, all outstanding shares of stock were acquired by MobilePro Corp. The aggregate consideration consisted of (i) $8,000,000 in cash, (ii) 40,000,000 restricted shares of MobilePro Corp common stock and (iii) warrants to purchase up to 3,500,000 shares of MobilePro Corp common stock, of which 2,500,000 warrants have an exercise price of $0.30 per share and 1,000,000 warrants have an exercise price of $0.35 per share. The consideration was divided proportionately among the shareholders of the Company at the closing, subject to an escrow of $250,000 and 8 million shares to address any post-closing merger adjustments and potential indemnification claims, respectively. As a result of the acquisition, MobilePro Corp. acquired certain plant, equipment or other physical

19

CloseCall America, Inc. Notes to Financial Statements (continued)

9. Subsequent Events (continued)

property that the Company used in its business and MobilePro Corp. intends to continue such use.

20

CLOSECALL AMERICA, INC.

Financial Statements

Years ended December 31, 2003 and 2002 with Report of Independent Auditors

CloseCall America, Inc.

Financial Statements

Years ended December 31, 2003 and 2002

[Letterhead of Ernst & Young LLP]

Report of Independent Auditors

Board of Directors and Shareholders
CloseCall America, Inc.

We have audited the accompanying balance sheets of CloseCall America, Inc. (the Company) as of December 31, 2003 and 2002, and the related statements of operations, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CloseCall America, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 the 2002 financial statements have been restated.

/s/ Ernst & Young LLP

April 2, 2004

1

CloseCall America, Inc.

Balance Sheets

	December 31
	2003	2002
		(Restated - see Note 2)
Assets
Current assets:
Cash and cash equivalents	$1,649,470	$3,348,001
Restricted cash	860,000	260,000
Accounts receivable, less allowance of $372,315 and
$539,816 in 2003 and 2002, respectively	1,484,364	1,452,345
Unbilled accounts receivable	2,012,292	1,605,621
Inventory	13,382	23,605
Prepaid expenses and other current assets	614,085	34,071
Total current assets	6,633,593	6,723,643

Office furniture and equipment	625,306	327,500
Accumulated depreciation and amortization	(226,503)	(132,416)
	398,803	195,084

Software development costs, net accumulated
amortization of $27,216	230,707	—
Intangible assets, net	2,500	12,500
Other assets	157,163	11,513

Total assets	$7,422,766	$6,942,740

2

	December 31
	2003	2002
		(Restated - see Note 2)
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$3,892,812	$2,963,335
Deferred revenue	777,744	649,023
Current portion of capital leases	7,696	—
Customer deposits	98,786	75,652
Current portion of long-term debt	55,054	—
Line of credit	—	1,041,290
Total current liabilities	4,832,092	4,729,300
Long-term debt, less current portion	155,036	—
Capital leases, less current portion	34,276	—
Total liabilities	5,021,404	4,729,300
Shareholders’ equity:
Series A convertible preferred stock, $.10 par value;
5,500,000 shares authorized, issued and outstanding
(liquidation preference of $550,000)	550,000	550,000
Series B convertible preferred stock; $.01 par value;
5,000,000 authorized, issued and outstanding
(liquidation preference of $50,000)	50,000	50,000
Series C convertible preferred stock; $.01 par value;
21,000,000 shares authorized, and 13,438,682 shares
issued and outstanding in 2003 and 2002 (liquidation
preference of $8,063,210 in 2003 and 2002)	134,387	134,387
Common stock, $.0001 par value; 70,000,000 shares
authorized; 4,326,460 shares issued and outstanding in
2003 and 2002	433	433
Due from shareholders	(100)	(100)
Additional paid-in capital	8,171,336	8,147,076
Accumulated deficit	(6,504,694)	(6,668,356)
Total shareholders’ equity	2,401,362	2,213,440
Total liabilities and shareholders’ equity	$7,422,766	$6,942,740

See accompanying notes.

3

CloseCall America, Inc.

Statements of Operations

	Year ended December 31
	2003	2002
		(Restated - see Note 2)
Service revenues	$24,353,746	$20,725,013
Cost of revenues	13,742,826	11,117,699
Gross profit	10,610,920	9,607,316
Operating expenses:
Salaries and benefits	2,873,754	2,660,499
Depreciation and amortization	131,303	77,332
Advertising and promotion	3,180,974	2,869,831
Rent	193,924	131,508
Communications	744,451	736,003
Legal	449,124	228,748
Administrative fees	1,661,360	1,524,903
Bad debts	587,321	817,202
Other	536,686	501,547
Total operating expenses	10,358,897	9,547,573
Income from operations	252,023	59,743
Other income (expense):
Other expense	(104,435)	—
Interest expense	(8,377)	(41,360)
Interest and investment income	24,451	52,098
	(88,361)	10,738
Net income	$163,662	$70,481

See accompanying notes.

4

CloseCall America, Inc.

Statements of Shareholders’ Equity

	Series A convertible preferred stock	Series B convertible preferred stock	Series C convertible preferred stock	Common Stock	Due From Shareholders	Additional Paid- In Capital	Accumulated Deficit	Total Shareholders’ Equity
Balance at December 31, 2001	$550,000	$50,000	$134,043	$431	$(100)	$8,070,212	$(6,738,837)	$2,065,749
Exercise of options to purchase 20,000
shares of Class A common stock	—	—	—	2	—	198	—	200
Issuance of 34,375 shares of Series C
preferred stock	—	—	344	—	—	34,031	—	34,375
Stock compensation from stock option
grants	—	—	—	—	—	42,635	—	42,635
Net income (restated - see Note 2)	—	—	—		—	—	70,481	70,481
Balance at December 31, 2002 (restated)	550,000	50,000	134,387	433	(100)	8,147,076	(6,668,356)	2,213,440
Stock compensation from stock option
grants	—	—	—	—	—	24,260	—	24,260
Net income	—	—	—	—	—		163,662	163,662
Balance at December 31, 2003	$550,000	$50,000	$134,387	$433	$(100)	$8,171,336	$(6,504,694)	$2,401,362

See accompanying notes.

5

CloseCall America, Inc.

Statements of Cash Flows

	Year ended December 31
	2003	2002
		(Restated - see Note 2)
Operating activities	$163,662	$70,481
Net income
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	131,303	77,332
Non-cash compensation expense	24,260	42,635
Bad debts	587,321	817,202
Other	—	3,542
Changes in operating assets and liabilities:
Accounts receivable	(619,342)	(1,822,836)
Unbilled accounts receivable	(406,671)	(380,377)
Inventory	10,223	(23,605)
Prepaid expenses and other current assets	(580,014)	19,351
Accounts payable and accrued expenses	929,477	838,542
Deferred revenue	128,721	384,637
Customer deposits	23,134	56,585
Net cash provided by operating activities	392,074	83,489
Investing activities
Purchases of property and equipment	(253,996)	(124,365)
Proceeds from sale of fixed assets	—	3,000
Software development costs	(257,923)	—
Increase in other assets	(145,650)	—
Change in restricted cash	(600,000)	90,000
Net cash used in investing activities	(1,257,569)	(31,365)
Financing activities
Proceeds from stock options exercised	—	200
Proceeds from issuance of Series C preferred stock	—	34,375
Proceeds from issuance of short-term debt	245,312	820,581
Repayments of short-term debt	(1,076,510)	(129,307)
Payments on capital leases	(1,840)	(2,249)
Net cash provided by (used in) financing activities	(833,038)	723,600
Net change in cash and cash equivalents	(1,698,533)	775,724
Cash and cash equivalents at beginning of year	3,348,001	2,572,277
Cash and cash equivalents at end of year	$1,649,470	$3,348,001

See accompanying notes.

6

CloseCall America, Inc.

Notes to Financial Statements

December 31, 2003

1. Organization and Summary of Significant Accounting Policies

Organization

CloseCall America, Inc. (the Company) was incorporated in Maryland on March 1, 1999. The Company provides telecommunication services to targeted businesses and consumers on community calls for which they previously paid local tolls or long-distance fees. Services include local, long-distance and wireless calling, Internet access and paging.

Risks and Uncertainties

Future results of operations involve a number of risks and uncertainties. Factors that could affect future operating results and cash flows and cause actual results to vary materially from historical results include, but are not limited to:

•	Increased price competition in local and long-distance services and overall competition within the telecommunications industry.

•	Changes in government policy, regulation and enforcement or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, changes that affect the continued availability of the unbundled network element platform of the local exchange carrier’s network.

•	Attrition in the number of end users.

•	Interruption in the Company’s network and information systems.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

7

CloseCall America, Inc. Notes to Financial Statements (continued)

1.   Organization and Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Restricted Cash

The Company is required to maintain letters of credit collateralized by cash as additional security for the performance of obligations under certain service agreements. The cash collateral is restricted and is not available for the Company’s general working capital needs. The letters expire in 2004. At December 31, 2003 and 2002, the restricted cash was $860,000 and $260,000, respectively.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits. The Company generally does not have a significant concentration of credit risk with respect to trade accounts receivable, due to the large number of end users comprising the Company’s customer base.

The Company receives a substantial amount of its telecommunications services from one vendor. This vendor represented 42% and 56% of cost of revenues for the years ended December 31, 2003 and 2002, respectively. As of December 31, 2003 and 2002, accounts payable to this vendor was $1,026,937 and $744,325, respectively.

Accounts Receivable

Accounts receivable are generally due within 30 days and collateral is not required. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments to reduce accounts receivable and unbilled receivables to their expected net realizable value. The Company estimates the amount of the required allowance based on a specific analysis of past due balances and by analyzing historical bad debt trends. Past due status is based on how recently payments have been received by customers. Actual collection experience has not varied significantly from estimates, due primarily to credit policies and collection experience.

8

CloseCall America, Inc. Notes to Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

Unbilled Accounts Receivable

Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

Inventory

Inventory consists of wireless phones, parts and accessories held for resale recorded at the lower of first-in, first-out cost or market.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 years for certain computer equipment and software to 7 years for furniture and fixtures and telephone equipment.

Computer Software Development Costs

The company capitalizes computer software developed for internal use and amortizes these costs over an estimated useful life of 5 years.

Revenue Recognition

The Company derives its revenues from local, long-distance and wireless calling, Internet access and paging. The Company recognizes revenue from these services in the period in which subscribers use the related service.

Deferred revenue represents the unearned portion of local, wireless and Internet services that are billed one and two months in advance, respectively.

When providing wireless service to its customers, the company typically enters into a 24 month contract with these customers. Revenue for these contracts is not earned until the service is provided to the customer. At December 31, 2003, unearned wireless contracts totaled $1,928,790.

9

CloseCall America, Inc. Notes to Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

Advertising and Promotion

The Company’s policy is to expense the cost of advertising as incurred. Advertising and promotion includes costs related to both radio and print media, including magazines, newspapers and industry publications. Advertising and promotion expense was $3,180,974 and $2,869,831 for the years ended December 31, 2003 and 2002, respectively.

Income Taxes

The Company provides for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Stock-Based Compensation

The Company has one stock-based employee compensation plan, which is more fully described in Note 9. The Company records compensation expense for all stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25) and related interpretations. Under APB No. 25, compensation expense is recorded over the vesting period to the extent that the fair value of the underlying stock on the date of grant exceeds the exercise or acquisition price of the stock or stock-based award. If the Company had applied the provisions of Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (Statement 123), to stock-based employee compensation using the minimum value method rather than the intrinsic value method, the resulting stock compensation expense would have been insignificant to the reported net income for the years ended December 31, 2003 and 2002. The minimum value method calculates the fair value of options as the excess of the estimated fair value of the underlying stock at the date of grant over the present value of both the exercise price and the expected dividend payments, each discounted at the risk free rate, over the expected life of the option.

10

CloseCall America, Inc. Notes to Financial Statements (continued)

1. Organization and Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

The Company records compensation expense for stock options granted to consultants at the fair value of the services received or the fair value of the stock options issued, whichever is more reliably measurable. For option grants for which the fair value of the stock options is more reliably measurable than the fair value of the services received, the fair value of the stock options is measured at the measurement date using the Black-Scholes option valuation model. The measurement date is the date at which a commitment for performance to earn the equity instruments is reached or the date at which the performance is complete, whichever is earlier.

2. Restatement

During 2003, the Company discovered an error in recording deferred revenue on telecommunication services at December 31, 2002. The impact of this error was to overstate service revenues by $274,684 in the 2002 statement of operations and to understate deferred revenue in the 2002 balance sheet. The accompanying financial statements have been restated to reflect the correction of this error.

3. Supplemental Disclosure of Cash Flow Information

The Company paid interest of $11,832 and $37,905 for the years ended December 31, 2003 and 2002, respectively. The Company has not paid any income taxes to date.

In 2001, the company leased certain equipment under a capital lease agreement. In 2002, the capital lease was cancelled and converted to an operating lease. The Company recorded a noncash loss from the cancellation of the capital lease of $3,542.

4. Shareholders’ Equity

Common Stock

The Company is authorized to issue 70,000,000 shares of common stock. Each share of common stock shall entitle the holder to one vote on all matters upon which shareholders are entitled to vote.

11

CloseCall America, Inc. Notes to Financial Statements (continued)

4. Shareholders’ Equity (continued)

Preferred Stock

The Company is authorized to issue 31,500,000 shares of preferred stock.

Series A convertible preferred stock (Series A) is superior to common as to redemption, payment upon liquidation, and dividends. Dividends are not cumulative and there is a mandatory conversion to common stock upon payment of dividends aggregating the par value of the underlying stock or upon the Company filing a registration statement and the registration statement being declared effective by the Securities and Exchange Commission (SEC). The Series A holders may convert their shares at any time at the rate of one share of common stock for each share of Series A, subject to certain adjustments.

Each share of Series A entitles the holder to one vote on all matters upon which the shareholders are entitled to vote.

Series B convertible preferred stock (Series B) is on parity with Series A as to voting rights, preference on redemption and payment upon liquidation. Dividend payments for Series B are paid based on a ratio of one to every ten shares of Series A. Dividends are not cumulative. The Series B also carries a mandatory conversion to common stock upon payment of dividends aggregating the par value of the underlying stock or upon the Company filing a registration statement and the registration statement being declared effective by the SEC. The Series B holders may convert their shares at any time at the rate of one share of common stock for each share of Series B.

Series C convertible preferred stock (Series C) is on parity with Series A and B as to voting rights and preference on redemption. Dividend payments for Series C are paid based on a ratio of one to every sixty shares of Series A. Dividends are not cumulative. Upon liquidation, Series C holders will receive $0.60 per share. The Series C also carries a mandatory conversion to common stock upon the completion of an initial public offering with net proceeds in excess of $7,500,000 at a minimum offering price of $1.20 per share. The Series C holders may convert their shares at any time at the rate of one share of common stock for each share of Series C.

12

CloseCall America, Inc. Notes to Financial Statements (continued)

4. Shareholders’ Equity (continued)

Preferred Stock (continued)

During 2000, in connection with the issuance of the Series C stock, 2,680,861 warrants (valued at $1,233,196) were issued to the placement agent. The stock purchase warrants issued in connection with the Series C expire the earlier of 10 years after their date of issuance or three years after the closing of an initial public offering, with an exercise price of $0.60 per share.

The Company has reserved the following shares as of December 31, 2003:

•	2,680,861 shares of Series C to be issued upon the exercise of warrants

•	2,516,676 shares of common stock to be issued upon the exercise of options granted

•	5,500,000 shares of common stock to be issued upon conversion of Series A

•	5,000,000 shares of common stock to be issued upon conversion of Series B

•	16,119,540 shares of common stock to be issued upon conversion of Series C (including outstanding Series C warrants)

5. Line of Credit

During 2001 the Company entered into a working capital line of credit agreement for a maximum borrowing amount of $2 million. The loan bears interest, payable monthly at the one-month LIBOR rate plus 2.2% (3.6% at December 31, 2002). The Company pledged cash on deposit with the bank as collateral for the loan. As of December 31, 2002, $1,041,290 of the line of credit was outstanding. The line of credit was repaid during 2003.

13

CloseCall America, Inc. Notes to Financial Statements (continued)

6. Long Term Debt

Long term debt consists of the following:

Note payable to Bank, due $4,317 per month, including interest at
4.3%, and maturing April 2007; secured by cash pledged as collateral.	$160,579
Note payable to Bank, due $1,000 per month, including interest at 6%,
and maturing September 2008; secured by the vehicle.	49,511
210,090
Less: Current maturities	(55,054)
$155,036
Principal maturities of long term debt are as follows:

Year ending December 31
2004	$55,054
2005	57,642
2006	60,353
2007	28,265
2008	8,776
$210,090

7. Leases

In 2003, the company leased certain equipment under capital lease arrangements. The Company also leases a building and various equipment under noncancelable operating leases. The building lease expires in 2007 and contains options to renew for additional terms of two years at the prevailing market rate. The equipment lease expires in 2007. In the normal course of business, operating leases are generally renewed or replaced by other leases.

Property and equipment includes the following amount for leases that have been capitalized at December 31, 2003:

Computer and mailing equipment	$43,812
Less accumulated amortization	(3,129)
$40,683

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CloseCall America, Inc. Notes to Financial Statements (continued)

7. Leases (continued)

Amortization of leased assets is included in depreciation and amortization expense.

Future minimum payments under noncancelable operating leases with initial terms of one year or more consist of the following for the years ending December 31:

	Capital Leases	Operating Leases

2004	$10,508	$255,255
2005	10,508	258,956
2006	10,508	262,671
2007	10,508	47,034
2008	7,882	—
Total minimum lease payments	49,914	$823,916

Less: Amounts representing interest		(7,942)
Less: Current portion		(7,696)
Long term capital lease obligation		$34,276

8. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred tax assets (liabilities) are as follows:

	December 31
	2003	2002
Deferred tax assets:
Allowance for bad debts	$143,788	$208,477
Charitable contributions	7,242	—
Officer bonus accrual	—	10,361
Net operating loss carryforwards	2,320,147	2,310,322
	2,471,147	2,529,160
Deferred tax liabilities:
Depreciation of fixed assets	(50,415)	(22,943)
Total net deferred tax assets	2,420,762	2,506,217
Valuation allowance	(2,420,762)	(2,506,217)
Net deferred taxes	$—	$—

15

CloseCall America, Inc. Notes to Financial Statements (continued)

8. Income Taxes (continued)

The Company has net operating loss carryforwards for income tax purposes of approximately $6,007,631 at December 31, 2003 which expire beginning in 2015. The Company’s reported income taxes in 2003 and 2002 varied from the amount calculated by applying the federal statutory income tax rate to pretax net loss due principally to permanent differences and the recording of a valuation allowance against the Company’s net deferred tax assets.

9. Stock Options

The Board of Directors has authorized the grant of nonqualified options to purchase up to 3,000,000 shares of common stock to eligible employees, nonemployees and directors of the Company. A summary of stock option activity and related information for the years ended December 31, 2003 and 2002 is as follows:

	2003		2002
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price

Outstanding—beginning of year	2,781,676	$0.39	1,818,396	$0.37
Granted	425,000	0.75	1,399,000	0.44
Exercised	—	—	(20,000)	0.01
Forfeited	(690,000)	0.50	(415,720)	0.51
Outstanding—end of year	2,516,676	$0.42	2,781,676	$0.39

Exercisable at end of year	1,564,176	$0.52	1,391,675	$0.55

Weighted-average fair value of options granted during the year		$—		$0.03

Weighted-average remaining contractual life of outstanding options (years)		$8.10		$8.78

Range of exercise prices	$0.01 – $0.75

16

CloseCall America, Inc. Notes to Financial Statements (continued)

9. Stock Options (continued)

Exercise Prices	Options Outstanding	Weighted- Average Exercise Prices of Outstanding Options	Weighted- Average Remaining Contractual Life of Outstanding Options	Exercisable Options	Weighted- Average Exercise Prices of Exercisable Options
$0.01	59,026	$0.01	7.32	49,026	$0.01
0.20	375,000	0.20	8.49	187,500	0.20
0.50	1,307,650	0.50	7.44	905,150	0.50
0.75	775,000	0.75	9.08	422,500	0.75

The options vest over periods ranging from zero to twenty-four months. The options expire ten years from the date of issuance.

10. Retirement Plan

In 2003, the Company began a defined contribution retirement plan, which allows substantially all employees of the Company to contribute a percentage of their compensation and also provides for certain matching and other discretionary contributions. The Company’s matching contribution to the plan in 2003 was $67,747.

11. Commitments and Contingencies

The Company has a purchase commitment with a service provider to purchase a minimum of $250,000 of local and long distance access a month through April 2006.

In the ordinary course of business activities, the Company may be contingently liable for litigation and claims from customers, suppliers and former employees. Although it is not possible to accurately estimate the extent of potential costs and losses, if any, management believes, but can provide no assurance, that the ultimate resolution of such contingencies would not have a material adverse effect on the financial position of the Company.

17